UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2005

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)	75001 (Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective January 1, 2005, the Registrant, acting through its duly authorized representative, adopted the United Surgical Partners International, Inc. Deferred Compensation Plan (the “Plan”), a copy of which is attached hereto as Exhibit 99.1. The purpose of the Plan is to create an unfunded plan to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Registrant.

     Effective as of the adoption of the Plan, the previously adopted United Surgical Partners International, Inc. Deferred Compensation Plan and the United Surgical Partners International, Inc. Supplemental Retirement Plan were merged into the Plan.

Item 9.01(c). EXHIBITS

99.1	United Surgical Partners International, Inc. Deferred Compensation Plan, effective January 1, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: January 6, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	United Surgical Partners International, Inc. Deferred Compensation Plan, effective January 1, 2005